UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 20, 2018

NORTH EUROPEAN OIL ROYALTY TRUST
(Exact name of Registrant as specified in its charter)

Commission File No. 1-8245

Delaware          22-2084119
(State of organization)     (IRS Employer I.D. No.)

43 West Front Street, Suite 19A, Red Bank, NJ 07701
(Address of principal executive offices)

(732) 741-4008
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
   Exchange Act 17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
   Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Unit Holders of North European Oil Royalty Trust (the "Trust") was held on February 20, 2018 (the "Annual Meeting"). A total of 2,421,253 Units were represented in person or by valid proxy at the Annual Meeting. Unit Owners voted on the following two proposals at the Annual Meeting and cast their votes as follows:

Proposal One:

The following persons were elected as Trustees of the Trust to serve until the next Annual Meeting of Unit Owners, by the votes set forth in the following table:

			Broker
	For	Withheld	Non-Votes
Robert P. Adelman	2,300,271	120,982	- 0 -
Ahron H. Haspel	2,319,277	101,976	- 0 -
Lawrence A. Kobrin	1,830,675	590,578	- 0 -
Willard B. Taylor	2,313,794	107,459	- 0 -

Proposal Two:

The Unit Owners approved, on an advisory (non-binding) basis, the compensation of the Trust's Managing Director as described in the Trust's Proxy Statement for the Annual Meeting, by the votes set forth in the following table:

			Broker
For	Against	Abstain	Non-Votes
2,168,735	171,959	80,559	- 0 -

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH EUROPEAN OIL ROYALTY TRUST
(Registrant)

By:  /s/ John R. Van Kirk
    John R. Van Kirk
      Managing Director

February 21, 2018